Exhibit 99.1

Black Creek® Group

Black Creek Diversified Property Fund

Fourth Quarter 2017 Portfolio Performance & Operational Review

DECEMBER 31, 2017

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Statements included in this portfolio performance and review package that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: high unemployment and a slow economic recovery, which may have a negative effect on the following, among other things, the fundamentals of our business, including overall market demand and occupancy, tenant space utilization, and rental rates; the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); our ability to effectively raise and deploy proceeds from our equity offerings; risks associated with the availability and terms of debt and equity financing and refinancing and the use of debt to fund acquisitions and developments, including the risk associated with interest rates impacting the cost and/or availability of financing and refinancing; the business opportunities that may be presented to and pursued by us; changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts); changes in accounting principles, policies and guidelines applicable to real estate investment trusts; environmental, regulatory and/or safety requirements; and the availability and cost of comprehensive insurance, including coverage for terrorist acts and earthquakes. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this supplemental package, whether as a result of new information, future events, changed circumstances or any other reason. You should review the risk factors contained in Part I, Item 1A of our 2017 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 7, 2018, and in our subsequent quarterly reports.

Please see the section titled “Definitions” at the end of this report for definitions of terms used herein.

Page | 2

PERFORMANCE
Black Creek Diversified Property Fund Inc. is a monthly NAV-based perpetual life REIT that primarily focuses on investing in and operating a diverse portfolio of real property. As used herein, “we,” “our,” and “us” refer to Black Creek Diversified Property Fund Inc. and its consolidated subsidiaries, except where the context otherwise requires.
Quarter Highlights

•	Total return of 0.60% for the quarter; 2.66% for the last 12 months.

•	Repaid two senior mortgage notes for $79.7 million with a weighted average interest rate of 3.59%.

•	Sold six properties aggregating approximately 1.0 million square feet for net proceeds of $230.1 million.

•	Percentage leased of 87.0% as of December 31, 2017 (or 84.2% leased if weighted by the fair value of each segment).

•	Paid a weighted-average distribution rate of $0.0897 per share.

Shareholder Returns (before class specific expenses)						Key Statistics
	Q4 2017	Year-to-Date	1-Year	3-Year	Since Inception - Annualized(5)		As of December 31, 2017
						Fair Value(1) of Investments	$ 2,065.2 million
						Number of Real Properties	48
						Number of Real Property Markets	19
						Total Square Feet	7.6 million
Distribution returns(3)(4)	1.21%	4.80%	4.80%	4.98%	5.12%	Number of Tenants	471
Net change in NAV, per share(4)	(0.61)%	(2.14)%	(2.14)%	1.12%	2.10%	Percentage Leased	87.0%
Total return(4)(5)	0.60%	2.66%	2.66%	6.10%	7.22%	Debt to Fair Value of Investments	49.1%

(1)
Unless otherwise indicated, the term "fair value" of our real estate investments as used herein refers to the fair value as determined pursuant to our valuation procedures. Refer to "Definitions" for further detail regarding our valuation procedures.

(2)	Any market for which we do not show a corresponding percentage of our total fair value comprises 1% or less of the total fair value of our real property portfolio.

(3)
Represents the compounded return realized from reinvested distributions before ongoing class specific expenses. We pay our dealer manager: (i) a distribution fee equal to 0.85% per annum of the aggregate NAV of our outstanding Class T and S shares; and (ii) a distribution fee equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

(4)
Excludes the impact of upfront sales commissions and dealer manager fees paid with respect to certain Class T and S shares. We pay (i) upfront selling commissions of up to 3.0% and dealer manager fees of 0.5% of the transaction price of each Class T share and (ii) upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in our ongoing public primary offering.

(5)
Total return represents the compound annual rate of return assuming reinvestment of all dividend distributions. Past performance is not a guarantee of future results. The fourth quarter of 2012 represents the first full quarter for which we have complete NAV return data. As such, we use September 30, 2012 as the “inception” date for purposes of calculating cumulative returns since inception. Investors in our fixed price offering prior to NAV inception are likely to have a lower total return.

Page | 3

FINANCIAL HIGHLIGHTS

	As of or For the Three Months Ended					As of or For the Year Ended
($ and shares in thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Selected Operating Data
Total revenues	$44,670	$49,672	$50,265	$52,739	$53,956	$197,346	$216,170
Gain on sale of real property	72,035	670	10,352	—	2,165	83,057	45,660
Net income (loss)	71,301	(2,145)	8,415	1,827	3,357	79,398	55,048
Net income (loss) per share	$0.49	$(0.01)	$0.05	$0.01	$0.02	$0.51	$0.31
Weighted-average number of common shares outstanding - basic	134,488	139,925	145,288	149,891	154,807	142,349	159,648
Weighted-average number of common shares outstanding - diluted	145,931	151,739	157,209	161,919	166,942	154,156	172,046
Portfolio Statistics
Operating properties	48	53	51	55	55	48	55
Square feet	7,560	8,569	8,315	8,971	8,971	7,560	8,971
Percentage leased at end of period	87.0%	89.5%	86.9%	87.8%	91.2%	87.0%	91.2%
Non-GAAP Supplemental Financial Measures
Net operating income ("NOI") (1)	29,484	31,962	33,475	35,065	36,523	129,986	149,640
Funds from Operations ("FFO") per share (1)	$0.09	$0.09	$0.11	$0.12	$0.13	$0.42	$0.53
Net Asset Value ("NAV")
NAV per share at the end of period	$7.41	$7.45	$7.50	$7.52	$7.57	$7.41	$7.57
Weighted-average distributions per share	$0.0897	$0.0892	$0.0891	$0.0891	$0.0892	$0.3571	$0.3571
Weighted-average closing dividend yield - annualized	4.84%	4.78%	4.75%	4.74%	4.71%	4.84%	4.72%
Weighted-average total return for the period	0.60%	0.70%	0.87%	0.55%	2.45%	2.66%	6.31%
Aggregate fund NAV at end of period	$1,064,398	$1,129,437	$1,137,640	$1,184,021	$1,229,300	$1,064,398	$1,229,300
Consolidated Debt
Leverage	49.1%	50.5%	49.1%	47.7%	45.9%	49.1%	45.9%
Weighted-average stated interest rate of total borrowings	3.6%	3.4%	3.3%	3.2%	3.4%	3.6%	3.4%
Secured borrowings	$401,894	$482,034	$383,852	$360,063	$343,470	$401,894	$343,470
Secured borrowings as % of total borrowings	39%	42%	35%	33%	33%	39%	33%
Unsecured borrowings	$617,000	$677,000	$728,000	$735,000	$711,000	$617,000	$711,000
Unsecured borrowings as % of total borrowings	61%	58%	65%	67%	67%	61%	67%
Fixed rate borrowings (2)	$473,794	$478,934	$479,352	$542,593	$653,093	$473,794	$653,093
Fixed rate borrowings as % of total borrowings	47%	41%	43%	50%	62%	47%	62%
Floating rate borrowings	$545,100	$680,100	$632,500	$552,470	$401,377	$545,100	$401,377
Floating rate borrowings as % of total borrowings	53%	59%	57%	50%	38%	53%	38%
Total borrowings	$1,018,894	$1,159,034	$1,111,852	$1,095,063	$1,054,470	$1,018,894	$1,054,470
Net GAAP adjustments (3)	$(6,786)	$(7,533)	$(6,700)	$(6,618)	$(5,669)	$(6,786)	$(5,669)
Total borrowings (GAAP Basis)	$1,012,108	$1,151,501	$1,105,152	$1,088,445	$1,048,801	$1,012,108	$1,048,801

(1)	NOI and FFO are non-GAAP measures. See "Results From Operations" for a reconciliation of NOI to GAAP net income (loss) and "Fund From Operations" for a reconciliation of GAAP net income (loss) to FFO.

(2)	Fixed rate borrowings presented includes floating rate borrowings that are effectively fixed by a derivative instrument such as a swap through maturity or substantially through maturity.

(3)	Include net deferred issuance costs and mark-to-market adjustments on assumed debt. These items are included in debt on our consolidated balance sheets in accordance with GAAP.

Page | 4

NET ASSET VALUE
The following table sets forth the components of NAV as of the end of each of the five quarters ending December 31, 2017. As used below, “Fund Interests” means our Class T shares, Class S, Class D shares, Class I shares, and Class E shares, along with the OP Units held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.

	As of
(in thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Office properties	$1,148,200	$1,190,050	$1,187,550	$1,186,100	$1,187,600
Retail properties	851,000	1,006,500	1,007,600	1,013,300	1,012,850
Industrial properties	66,000	86,550	54,850	81,050	81,750
Total investments	2,065,200	2,283,100	2,250,000	2,280,450	2,282,200
Cash and other assets, net of other liabilities	17,772	5,916	(508)	1,233	5,158
Debt obligations	(1,018,574)	(1,159,579)	(1,111,852)	(1,095,063)	(1,054,470)
Outside investors' interests	—	—	—	(2,599)	(3,588)
Aggregate Fund NAV	$1,064,398	$1,129,437	$1,137,640	$1,184,021	$1,229,300
Total Fund Interests outstanding	143,692	151,550	151,738	157,409	162,396
NAV Per Fund Interest	$7.41	$7.45	$7.50	$7.52	$7.57

Page | 5

NET ASSET VALUE (continued)
The following table sets forth the quarterly changes to the components of NAV for the Portfolio, for each of the most recent four quarters, as well as for the years ended December 31, 2017 and 2016:

	Three Months Ended				Year Ended
(in thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2017	December 31, 2016
NAV as of beginning of period	$1,129,437	$1,137,640	$1,184,021	$1,229,300	$1,229,300	$1,317,839
Fund level changes to NAV
Realized/unrealized losses on net assets	(3,877)	(6,035)	(6,011)	(9,067)	(24,990)	(4,283)
Income accrual	13,500	16,173	19,923	19,564	69,160	97,940
Advisory fee	(3,025)	(3,283)	(3,431)	(3,468)	(13,207)	(14,704)
Performance based fee	—	—	—	(1)	(1)	(94)
Class specific changes to NAV
Net dividend accrual	(13,085)	(13,546)	(14,020)	(14,448)	(55,099)	(61,503)
Distribution and Dealer Manager fee	(43)	(107)	(135)	(131)	(416)	(450)
NAV as of end of period before share/unit sale/redemption activity	$1,122,907	$1,130,842	$1,180,347	$1,221,749	$1,204,747	$1,334,745
Dollar/unit sale/redemption activity
Amount sold	12,095	9,202	11,535	11,210	44,042	112,457
Amount redeemed	(70,604)	(10,607)	(54,242)	(48,938)	(184,391)	(217,902)
NAV as of end of period	$1,064,398	$1,129,437	$1,137,640	$1,184,021	$1,064,398	$1,229,300
Shares outstanding beginning of period	151,550	151,738	157,409	162,396	162,396	176,490
Shares/units sold	1,627	1,229	1,535	1,484	5,875	15,137
Shares/units redeemed	(9,485)	(1,417)	(7,206)	(6,471)	(24,579)	(29,231)
Shares/units outstanding as of end of period	143,692	151,550	151,738	157,409	143,692	162,396
NAV per share/unit as of beginning of period	$7.45	$7.50	$7.52	$7.57	$7.57	$7.47
Change in NAV per share/unit	(0.04)	(0.05)	(0.02)	(0.05)	(0.16)	0.10
NAV per share/unit as of end of period	$7.41	$7.45	$7.50	$7.52	$7.41	$7.57

Page | 6

PORTFOLIO PROFILE
As of December 31, 2017, our real property investments were geographically diversified across 19 markets throughout the United States. The following table presents information about the operating results and fair value of our real property portfolio as of or for the three months and year ended December 31, 2017.

($ and square feet in thousands)	Office	Retail	Industrial	Total
As of December 31, 2017:
Number of properties	15	30	3	48
Rentable square feet	3,274	3,215	1,071	7,560
Percentage leased as of period end	76.2%	93.8%	100.0%	87.0%
Aggregate fair value	$1,148,200	$851,000	$66,000	$2,065,200
Fair value as % of total	55.6%	41.2%	3.2%	100.0%
For the three months ended December 31, 2017:
Revenue	$24,142	$18,450	$1,904	$44,496
NOI (1)	13,533	14,405	1,546	29,484
% of total NOI	45.9%	48.9%	5.2%	100.0%
NOI—cash basis (2)	$10,998	$13,668	$1,504	$26,170
For the year ended December 31, 2017:
Revenue	$108,305	$81,871	$6,342	$196,518
NOI (1)	63,785	61,483	4,718	129,986
% of total NOI	49.1%	47.3%	3.6%	100.0%
NOI—cash basis (2)	$62,210	$58,285	$4,677	$125,172

(1)	NOI is a non-GAAP measure. See "Results From Operations" for a reconciliation of NOI to GAAP net income.

(2)	NOI—cash basis is a non-GAAP measure. See "Results From Operations" for a reconciliation of NOI—cash basis to GAAP net income.

Page | 7

BALANCE SHEETS
The following table presents our consolidated balance sheets as of the end of each of the five quarters ended December 31, 2017:

	As of
(in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
ASSETS
Net investments in real estate properties	$1,540,270	$1,691,854	$1,662,518	$1,695,877	$1,711,411
Debt-related investments, net	11,147	11,259	14,941	15,076	15,209
Cash and cash equivalents	10,475	5,841	5,362	10,894	13,864
Restricted cash	8,541	8,268	7,160	8,765	7,282
Other assets	37,673	40,549	35,297	36,947	35,962
Total assets	$1,608,106	$1,757,771	$1,725,278	$1,767,559	$1,783,728
LIABILITIES AND EQUITY
Liabilities
Debt, net	$1,012,108	$1,151,501	$1,105,152	$1,088,445	$1,048,801
Intangible lease liabilities, net	52,629	55,856	56,637	58,119	59,545
Other liabilities	50,643	58,917	57,812	62,635	67,291
Total liabilities	1,115,380	1,266,274	1,219,601	1,209,199	1,175,637
Equity
Stockholders' equity:
Common stock	1,325	1,399	1,399	1,458	1,506
Additional paid-in capital	1,224,061	1,282,495	1,280,621	1,324,200	1,361,638
Distributions in excess of earnings	(818,608)	(872,249)	(857,792)	(851,636)	(839,896)
Accumulated other comprehensive loss	(909)	(4,618)	(5,550)	(4,926)	(6,905)
Total stockholders' equity	405,869	407,027	418,678	469,096	516,343
Noncontrolling interests	86,857	84,470	86,999	89,264	91,748
Total equity	492,726	491,497	505,677	558,360	608,091
Total liabilities and equity	$1,608,106	$1,757,771	$1,725,278	$1,767,559	$1,783,728

Page | 8

STATEMENTS OF OPERATIONS
The following table presents our consolidated statements of operations for each of the five quarters ended December 31, 2017, and for the years ended December 31, 2017 and 2016:

	Three Months Ended					Year Ended
(in thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenues:
Rental revenues	$44,496	$49,478	$50,036	$52,508	$53,723	$196,518	$215,227
Debt-related income	174	194	229	231	233	828	943
Total revenues	44,670	49,672	50,265	52,739	53,956	197,346	216,170
Operating expenses:
Rental expenses	15,012	17,516	16,561	17,443	17,200	66,532	65,587
Real estate-related depreciation and amortization	14,409	16,927	18,798	17,936	20,083	68,070	80,105
General and administrative expenses	2,201	2,760	2,024	2,250	2,257	9,235	9,450
Advisory fees, related party	3,070	3,274	3,451	3,490	3,740	13,285	14,857
Acquisition expenses	—	—	—	—	6	—	667
Impairment of real estate property	—	—	1,116	—	—	1,116	2,677
Total operating expenses	34,692	40,477	41,950	41,119	43,286	158,238	173,343
Other income (expenses):
Interest expense	(11,112)	(11,346)	(10,163)	(9,684)	(9,388)	(42,305)	(40,782)
Gain on sale of real property	72,035	670	10,352	—	2,165	83,057	45,660
Other income (expense)	400	(664)	(89)	(109)	(90)	(462)	2,207
Gain on extinguishment of debt	—	—	—	—	—	—	5,136
Total other income (expenses)	61,323	(11,340)	100	(9,793)	(7,313)	40,290	12,221
Net income (loss)	71,301	(2,145)	8,415	1,827	3,357	79,398	55,048
Net (income) loss attributable to noncontrolling interests	(5,591)	185	(1,610)	(166)	(245)	(7,182)	(5,072)
Net income (loss) attributable to common stockholders	$65,710	$(1,960)	$6,805	$1,661	$3,112	$72,216	$49,976
Net income (loss) per common share—basic and diluted	$0.49	$(0.01)	$0.05	$0.01	$0.02	$0.51	$0.31
Weighted-average number of common shares outstanding
Basic	134,488	139,925	145,288	149,891	154,807	142,349	159,648
Diluted	145,931	151,739	157,209	161,919	166,942	154,156	172,046
Weighted-average distributions declared per common share	$0.0897	$0.0892	$0.0891	$0.0891	$0.0892	$0.3571	$0.3571

Page | 9

FUNDS FROM OPERATIONS
FFO is a non-GAAP measure. The following tables present a reconciliation of GAAP net income (loss) attributable to common stockholders to FFO for each of the five quarters ended December 31, 2017, and for the years ended December 31, 2017 and 2016:

	Three Months Ended					Year Ended
(in thousands, except for per share data and percentages)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Reconciliation of net income (loss) to FFO:
Net income (loss) attributable to common stockholders	$65,710	$(1,960)	$6,805	$1,661	$3,112	$72,216	$49,976
Add (deduct) NAREIT-defined adjustments:
Real estate-related depreciation and amortization	14,409	16,927	18,798	17,936	20,083	68,070	80,105
Impairment of real estate property	—	—	1,116	—	—	1,116	2,677
Gain on sale of real estate property	(72,035)	(670)	(10,352)	—	(2,165)	(83,057)	(45,660)
Noncontrolling interests' share of adjustments	4,519	(1,266)	200	(1,361)	(1,331)	2,092	(2,802)
FFO attributable to common stockholders	12,603	13,031	16,567	18,236	19,699	60,437	84,296
FFO attributable to OP units	1,072	1,100	1,360	1,463	1,544	4,995	6,546
FFO	$13,675	$14,131	$17,927	$19,699	$21,243	$65,432	$90,842
FFO per common share—basic and diluted	$0.09	$0.09	$0.11	$0.12	$0.13	$0.42	$0.53
FFO payout ratio	96%	96%	78%	73%	70%	84%	68%

Weighted-average number of shares outstanding—basic	134,488	139,925	145,288	149,891	154,807	142,349	159,648
Weighted-average number of shares outstanding—diluted	145,931	151,739	157,209	161,919	166,942	154,156	172,046

Page | 10

FUNDS FROM OPERATIONS (continued)
The following table presents certain other supplemental information for each of the five quarters ended December 31, 2017, and for the years ended December 31, 2017 and 2016:

	Three Months Ended					Year Ended
(in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Capital expenditures summary:
Recurring capital expenditures (1)	$10,149	$10,862	$5,952	$2,801	$8,039	$29,764	$26,696
Non-recurring capital expenditures	1,411	1,104	586	469	1,078	3,570	3,508
Total capital expenditures	$11,560	$11,966	$6,538	$3,270	$9,117	$33,334	$30,204
Other non-cash adjustments:
Straight-line rent (increase) decrease to rental revenue	$(2,319)	$109	$238	$117	$522	$(1,855)	$1,263
Amortization of above- and below- market rent (increase) decrease to rental revenue	(1,020)	(714)	(710)	(559)	143	(3,003)	(535)
Amortization of loan costs and hedges - increase to interest expense	1,334	1,372	1,074	1,032	873	4,812	3,750
Amortization of mark-to-market adjustments on borrowings - decrease to interest expense	(34)	(34)	(33)	(33)	(33)	(134)	(678)
Total other non-cash adjustments	$(2,039)	$733	$569	$557	$1,505	$(180)	$3,800

(1)
Recurring capital expenditures include lease incentives. Unlike other capital expenditures, we record lease incentives as other assets in our balance sheet and we classify payments for lease incentives as cash used in operating activities in our statement of cash flows.

Page | 11

RESULTS FROM OPERATIONS
NOI and NOI—cash basis are non-GAAP measures. See page 13 for a reconciliation of GAAP net income (loss) attributable to common stockholders to NOI and NOI—cash basis. The following table presents revenue and NOI of our three operating segments for each of the five quarters ending December 31, 2017, and for the years ended December 31, 2017 and 2016. Our same store portfolio includes all operating properties owned for the entirety of all periods presented and totals 45 properties, comprising approximately 7.1 million square feet or 94.4% of our total portfolio when measured by square feet:

	Three Months Ended					Year Ended
(in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue:
Same store real property:
Office (1)	$23,814	$26,007	$26,409	$28,289	$29,523	$104,519	$119,482
Retail	16,638	16,300	16,603	16,967	17,006	66,508	65,891
Industrial	600	600	600	600	600	2,400	2,400
Total same store real property revenue	41,052	42,907	43,612	45,856	47,129	173,427	187,773
2016/2017 Acquisitions/Dispositions	3,444	6,571	6,424	6,652	6,594	23,091	27,454
Total	$44,496	$49,478	$50,036	$52,508	$53,723	$196,518	$215,227
NOI:
Same store real property:
Office	$13,325	$14,862	$15,371	$17,466	$18,762	$61,024	$79,135
Retail	12,859	11,988	13,019	12,736	12,761	50,602	49,702
Industrial	593	589	592	589	592	2,363	2,369
Total same store real property NOI	26,777	27,439	28,982	30,791	32,115	113,989	131,206
2016/2017 Acquisitions/Dispositions	2,707	4,523	4,493	4,274	4,408	15,997	18,434
Total	$29,484	$31,962	$33,475	$35,065	$36,523	$129,986	$149,640
NOI—cash basis:
Same store real property:
Office	$10,785	$15,081	$15,728	$17,844	$20,306	$59,438	$83,279
Retail	12,209	11,291	12,316	12,040	12,002	47,856	46,570
Industrial	606	597	591	588	591	2,382	2,329
Total same store real property NOI—cash basis	23,600	26,969	28,635	30,472	32,899	109,676	132,178
2016/2017 Acquisitions/Dispositions	2,570	4,396	4,374	4,156	4,296	15,496	18,213
Total	$26,170	$31,365	$33,009	$34,628	$37,195	$125,172	$150,391

(1)
In January 2017, our lease with Sybase Inc. ("Sybase"), our second largest tenant based on annualized base rent as of December 31, 2016, was terminated which had an adverse impact on our results from operations for three months and year ended December 31, 2017. Sybase had leased our entire 417,000 square foot office property in East Bay, CA ("Park Place") and, as of December 31, 2017, we have leased 17.5% of Park Place to a replacement tenant; however the lease does not commence until the first half of 2018. Please see the table below for revenue, NOI and NOI–cash basis for our same store office portfolio excluding Park Place for each of the five quarters ending December 31, 2017, and for the years ended December 31, 2017 and 2016.

	Three Months Ended					Year Ended
(in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Same store office portfolio excluding Sybase:
Revenue	$23,808	$25,976	$26,534	$26,730	$26,196	$103,048	$105,563
NOI	14,142	15,655	16,218	16,515	15,698	62,530	65,560
NOI–cash basis	11,602	15,873	16,577	16,513	15,894	60,565	64,931

Page | 12

RESULTS FROM OPERATIONS (continued)
The following table presents a reconciliation of GAAP net income (loss) attributable to common stockholders to NOI and NOI—cash basis of our three operating segments for each of the five quarters ending December 31, 2017, and for the years ended December 31, 2017 and 2016:

	Three Months Ended					Year Ended
(in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income (loss) attributable to common stockholders	$65,710	$(1,960)	$6,805	$1,661	$3,112	$72,216	$49,976
Debt-related income	(174)	(194)	(229)	(231)	(233)	(828)	(943)
Real estate-related depreciation and amortization expense	14,409	16,927	18,798	17,936	20,083	68,070	80,105
General and administrative expenses	2,201	2,760	2,024	2,250	2,257	9,235	9,450
Advisory fees, related party	3,070	3,274	3,451	3,490	3,740	13,285	14,857
Acquisition expenses	—	—	—	—	6	—	667
Impairment of real estate property	—	—	1,116	—	—	1,116	2,677
Interest expense	11,112	11,346	10,163	9,684	9,388	42,305	40,782
Gain on sale of real property	(72,035)	(670)	(10,352)	—	(2,165)	(83,057)	(45,660)
Other (income) expense	(400)	664	89	109	90	462	(2,207)
Gain on extinguishment of debt	—	—	—	—	—	—	(5,136)
Net income (loss) attributable to noncontrolling interests	5,591	(185)	1,610	166	245	7,182	5,072
NOI	$29,484	$31,962	$33,475	$35,065	$36,523	$129,986	$149,640
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	(995)	(706)	(704)	(554)	150	(2,959)	(512)
Straight line rent	(2,319)	109	238	117	522	(1,855)	1,263
NOI—cash basis	$26,170	$31,365	$33,009	$34,628	$37,195	$125,172	$150,391
The following table presents details regarding our capital expenditures for each of the five quarters ending December 31, 2017, and for the years ended December 31, 2017 and 2016 (amounts in thousands):

	Three Months Ended					Year Ended
(in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Recurring capital expenditures:
Land and building improvements	$4,046	$4,003	$3,276	$1,108	$5,740	$12,433	$10,712
Tenant improvements	3,853	4,610	1,438	1,046	1,267	10,947	8,506
Leasing costs (1)	2,250	2,249	1,238	647	1,032	6,384	7,478
Total recurring capital expenditures	$10,149	$10,862	$5,952	$2,801	$8,039	$29,764	$26,696
Non-recurring capital expenditures:
Land and building improvements	$274	$384	$266	$292	$782	$1,216	$2,013
Tenant improvements	934	646	64	93	165	1,737	1,061
Leasing costs	203	74	256	84	131	617	434
Total non-recurring capital expenditures	$1,411	$1,104	$586	$469	$1,078	$3,570	$3,508

(1)
Recurring leasing costs include lease incentives. Unlike other capital expenditures, we record lease incentives as other assets in our balance sheet and we classify payments for lease incentives as cash used in operating activities in our statement of cash flows.

Page | 13

FINANCE & CAPITAL
The following table describes certain information about our capital structure. Amounts reported as financing capital represent the total principal outstanding under our total borrowings. Amounts reported as equity capital are presented based on the NAV as of December 31, 2017:

(in thousands)	As of December 31, 2017
Unsecured line of credit	$142,000
Unsecured term loans	475,000
Mortgage notes	401,894
Total Financing (1)	$1,018,894

(in thousands, except per share data and percentages)	Shares / Units	Percentage of Aggregate Shares and Units Outstanding	NAV Per Share / Unit	Value
Class T Common Stock	2,062	1.4%	$7.41	$15,276
Class S Common Stock	64	—	7.41	474
Class D Common Stock	2,510	1.7	7.41	18,589
Class I Common Stock (2)	34,069	23.7	7.41	252,368
Class E Common Stock	93,695	65.3	7.41	694,044
Class E OP Units	11,292	7.9	7.41	83,647
Total/Weighted Average	143,692	100.0%	$7.41	$1,064,398
TOTAL CAPITALIZATION				$2,083,292

(1)	For a reconciliation of the total outstanding principal balance under our total borrowings to total borrowings on a GAAP basis see page 15.

(2)	Amounts reported do not include approximately 66,000 restricted stock units granted to the Advisor that remain unvested as of December 31, 2017.

Page | 14

FINANCE & CAPITAL (continued)

The following table presents a summary of our borrowings as of December 31, 2017:

($ in thousands)	Weighted-Average Effective Interest Rate	Maturity Date	Outstanding Principal Balance	Fair Value of Real Properties Securing Borrowings
Line of credit (1)	3.27%	January 2019	$142,000	N/A
Term loan (2)	3.25%	January 2018	275,000	N/A
Term loan (3)	3.94%	February 2022	200,000	N/A
Total unsecured borrowings	3.48%		617,000	N/A
Fixed-rate mortgage notes (4)	3.89%	September 2021 - December 2029	123,794	$238,450
Floating-rate mortgage notes (5)	3.88%	January 2020 - August 2023	278,100	542,850
Total mortgage notes	3.88%		$401,894	$781,300
Total principal amount / weighted-average (6)	3.64%		$1,018,894
Less unamortized debt issuance costs			$(7,322)
Add mark-to-market adjustment on assumed debt			536
Total debt, net			$1,012,108

(1)
The effective interest rate is calculated based on the London Interbank Offered Rate ("LIBOR"), plus a margin ranging from 1.40% to 2.30%, depending on our consolidated leverage ratio. There were no interest rate swap agreements relating to this line of credit as of December 31, 2017. As of December 31, 2017, the unused and available portions under the line of credit were approximately $258.0 million and $145.8 million, respectively. The line of credit is available for general business purposes including, but not limited to, refinancing of existing indebtedness and financing the acquisition of permitted investments, including commercial properties.

(2)
The effective interest rate is calculated based on LIBOR, plus a margin ranging from 1.35% to 2.20%, depending on our consolidated leverage ratio. The weighted-average interest rate is the all-in interest rate, including the effects of interest swap agreements relating to approximately $150.0 million in borrowings under this term loan. In January 2018, we exercised a one-year extension option on this term loan. This term loan is available for general business purposes including, but not limited to, refinancing of existing indebtedness and financing the acquisition of permitted investments, including commercial properties.

(3)
The effective interest rate is calculated based on LIBOR, plus a margin ranging from 1.65% to 2.55%, depending on our consolidated leverage ratio. The weighted-average interest rate is the all-in interest rate and is entirely fixed through interest swap agreements. This term loan is available for general business purposes including, but not limited to, refinancing of existing indebtedness and financing the acquisition of permitted investments, including commercial properties.

(4)
Amount as of December 31, 2017 includes a $33.0 million floating-rate mortgage note that was subject to an interest rate spread of 1.60% over one-month LIBOR, which we have effectively fixed using an interest rate swap at 3.051% for the term of the borrowing.

(5)	The effective interest rate is calculated based on LIBOR plus a margin. As of December 31, 2017, our floating rate mortgage notes were subject to a weighted-average interest rate spread of 2.31%.

(6)	The weighted-average remaining term of our borrowings was approximately 2.6 years as of December 31, 2017.

Page | 15

FINANCE & CAPITAL (continued)
The following table presents a summary of our covenants and our actual results for each of the five quarters ended December 31, 2017, calculated in accordance with the terms of our credit facilities:

Portfolio-Level Covenants:	Covenant	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Leverage	< 60%	52.5%	53.9%	52.3%	50.8%	47.5%
Fixed Charge Coverage	> 1.50	2.3	2.4	3.0	3.3	3.3
Secured Indebtedness	< 55%	20.7%	22.4%	18.1%	16.7%	15.5%

Unencumbered Pool Covenants:
Leverage	< 60%	48.5%	52.7%	51.2%	50.7%	45.5%
Unsecured Interest Coverage	>2.0	3.1	3.2	4.2	5.2	6.8

Page | 16

FINANCE & CAPITAL (continued)
The following table presents a detailed analysis of our borrowings outstanding as of December 31, 2017:

($ in thousands)	Principal Balance	Secured / Unsecured	Maturity Date		Extension Options	% of Total Borrowings	Fixed or Floating Interest Rate	Current Interest Rate
Bank of America Term Loan (1)	$150,000	Unsecured	1/31/2018	(2)	2 - 1 Year	14.7%	Fixed	3.31%
Bank of America Term Loan	125,000	Unsecured	1/31/2018	(2)	2 - 1 Year	12.3	Floating	3.17
Line of Credit	142,000	Unsecured	1/31/2019		1 - 1 Year	13.8	Floating	3.27
3 Second Street (3)	127,000	Secured	1/10/2020		2 - 1 Year	12.5	Floating	3.82
655 Montgomery (4)	98,600	Secured	9/7/2020		2 - 1 Year	9.7	Floating	4.32
Shenandoah	10,197	Secured	9/1/2021		None	1.0	Fixed	4.84
Wells Fargo Term Loan (5)	200,000	Unsecured	2/27/2022		None	19.6	Fixed	3.94
Norwell	3,756	Secured	10/1/2022		None	0.4	Fixed	6.76
Preston Sherry Plaza (6)	33,000	Secured	3/1/2023		None	3.2	Fixed	3.05
1300 Connecticut (7)	52,500	Secured	8/5/2023		None	5.2	Floating	3.22
270 Center	70,000	Secured	12/1/2025		None	6.9	Fixed	3.80
New Bedford	6,841	Secured	12/1/2029		None	0.7	Fixed	5.91
Total borrowings	$1,018,894					100.0%		3.64%
Add: mark-to-market adjustment on assumed debt	536
Less: net debt issuance costs	(7,322)
Total Borrowings (GAAP basis)	$1,012,108

(1)	Borrowings under this term loan are effectively fixed by the use of interest rate swap agreements as of December 31, 2017. The stated interest rates disclosed above include the impact of these swaps.

(2)	In January 2018, we exercised an option to extend this term loan for another year until January 31, 2019.

(3)
The 3 Second Street term loan was subject to an interest rate spread of 2.25% over one-month LIBOR as of December 31, 2017. However, in conjunction with this borrowing, we entered into an interest rate protection agreement with a LIBOR strike rate of 3.00%.

(4)
The 655 Montgomery term loan was subject to an interest rate spread of 2.75% over one-month LIBOR as of December 31, 2017. However, in conjunction with this borrowing, we entered into an interest rate protection agreement with a LIBOR strike rate of 3.00%.

(5)	Borrowings under this term loan are effectively fixed by the use of fixed-for-floating rate swap instruments as of December 31, 2017.

(6)
The Preston Sherry Plaza term loan was subject to an interest rate spread of 1.60% over one-month LIBOR. However, we have effectively fixed the interest rate of the borrowing using an interest rate swap at 3.051% for the term of the borrowing as of September 30, 2017.

(7)
As of December 31, 2017, the 1300 Connecticut term loan was subject to an interest rate spread of 1.65% over one-month LIBOR. However, we entered into an interest rate swap which will effectively fix the interest rate of the borrowing at 2.852% from July 1, 2018 to July 1, 2021.

Page | 17

REAL PROPERTIES
The following table describes our operating property portfolio as of December 31, 2017:

($ and square feet in thousands)	Number of Properties	Investment in Real Estate Properties	% of Gross Investment Amount	Rentable Square Feet	% of Total Rentable Square Feet	% Leased (1)	Secured Indebtedness (2)
Office Properties:
Metro New York	1	$232,848	11.6%	594	7.8%	66.9%	$127,000
Austin	3	157,049	7.7	585	7.7	93.6	—
East Bay	1	152,963	7.5	417	5.5	17.5	—
San Francisco	1	125,171	6.2	263	3.5	81.9	98,600
Denver	1	83,867	4.1	262	3.5	78.9	—
South Florida	2	81,769	4.0	363	4.8	80.5	—
Washington, DC	1	71,292	3.5	126	1.7	99.1	52,500
Princeton	1	51,375	2.5	167	2.2	100.0	—
Philadelphia	1	47,311	2.3	174	2.3	90.9	—
Dallas	1	38,872	1.9	155	2.1	93.4	33,000
Minneapolis/St Paul	1	29,528	1.5	107	1.4	100.0	—
Fayetteville	1	12,468	0.6	61	0.8	100.0	—
Total/Weighted Average Office: 12 markets with average annual rent of $30.38 per sq. ft.	15	1,084,513	53.4	3,274	43.3	76.2	311,100
Retail Properties:
Greater Boston	22	510,458	25.2	2,074	27.4	94.2	10,597
South Florida	2	106,769	5.3	206	2.7	94.7	10,197
Washington, DC	1	62,867	3.1	233	3.1	100.0	70,000
Metro New York	1	59,188	2.9	224	3.0	93.9	—
Raleigh	1	45,839	2.3	143	1.9	100.0	—
Tulsa	1	34,068	1.7	101	1.3	100.0	—
San Antonio	1	32,572	1.6	161	2.1	88.7	—
Jacksonville	1	20,237	1.0	73	1.0	48.0	—
Total/Weighted Average Retail: eight markets with average annual rent of $17.78 per sq. ft.	30	871,998	43.1	3,215	42.5	93.8	90,794
Industrial Properties:
Central Kentucky	1	30,840	1.5	727	9.6	100.0	—
Las Vegas	1	24,656	1.2	248	3.3	100.0	—
East Bay	1	16,899	0.8	96	1.3	100.0	—
Total/Weighted Average Industrial: three markets with average annual rent of $4.48 per sq. ft.	3	72,395	3.5	1,071	14.2	100.0	—

Total real estate portfolio	48	$2,028,906	100.0%	7,560	100.0%	87.0%	$401,894

(1)	Based on executed leases as of December 31, 2017. If weighted by the fair value of each segment, our portfolio was 84.2% leased as of December 31, 2017.

(2)	Secured indebtedness represents the principal balance outstanding and does not include our mark-to-market adjustment on debt or net debt issuance costs.

Page | 18

LEASING ACTIVITY
The following graphs highlight our total portfolio and same store portfolio percentage leased at the end of each of the five quarters ended December 31, 2017, by segment and in total:

Page | 19

LEASING ACTIVITY (continued)
As of December 31, 2017, the weighted average remaining term of our leases was approximately 5.2 years, based on annualized base rent, and 5.1 years, based on leased square footage. The following table presents our lease expirations, by segment and in total, as of December 31, 2017:

	Total				Office			Retail			Industrial
($ and square feet in thousands)	Number of Leases Expiring	Annualized Base Rent	% of Total Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet
2018 (1)	82	$6,365	4.7%	267	44	$4,173	163	38	$2,192	104	—	$—	—
2019	95	22,557	16.8	923	48	14,221	447	47	8,336	476	—	—	—
2020	112	20,562	15.3	917	50	9,041	339	61	11,426	565	1	95	13
2021	62	15,251	11.4	1,201	29	7,231	206	31	4,938	232	2	3,082	763
2022	65	14,205	10.6	734	24	6,610	223	41	7,595	511	—	—	—
2023	53	20,937	15.6	832	21	15,081	497	32	5,856	335	—	—	—
2024	24	3,839	2.9	187	9	2,567	113	15	1,272	74	—	—	—
2025	22	4,529	3.4	183	10	2,809	98	11	1,557	66	1	163	19
2026	17	3,320	2.5	207	6	1,193	31	10	1,921	148	1	206	28
2027	18	6,463	4.8	528	3	1,277	70	14	3,935	210	1	1,251	248
Thereafter	28	16,229	12.0	595	11	11,543	298	17	4,686	297	—	—	—
Total	578	$134,257	100.0%	6,574	255	$75,746	2,485	317	$53,714	3,018	6	$4,797	1,071

(1)	Includes three leases with combined annualized base rent of approximately $34,000 that are on a month-to-month basis.

Page | 20

LEASING ACTIVITY (continued)
The following table presents our top 10 tenants by annualized base rent and their related industry sector, as of December 31, 2017 (dollars and square feet in thousands):

($ and square feet in thousands)	Number of Locations (1)	Industry Sector (2)	Annualized Base Rent (3)	% of Total Annualized Base Rent (3)	Square Feet	% of Total Leased Square Feet
Stop & Shop	13	Food and Beverage Stores	$13,579	10.1%	803	12.2%
Novo Nordisk	1	Chemical Manufacturing	4,721	3.5	167	2.5
Mizuho Bank Ltd.	1	Credit Intermediation and Related Activities	4,497	3.3	116	1.8
Seton Health Care	1	Hospitals	4,339	3.2	156	2.4
Amazon.com	2	Non-Store Retailers	3,618	2.7	975	14.8
I.A.M. National Pension Fund	1	Funds, Trusts and Other Financial Vehicles	3,207	2.4	63	1.0
Shaw's Supermarket	3	Food and Beverage Stores	3,037	2.3	181	2.8
TJX Companies	6	Clothing and Clothing Accessories Stores	2,832	2.1	287	4.4
Citco Fund Services	1	Funds, Trusts and Other Financial Vehicles	2,812	2.1	70	1.1
Trinet Group, Inc.	1	Professional, Scientific and Technical Services	2,713	2.0	73	1.1
	30		$45,355	33.7%	2,891	44.1%

(1)	Reflects the number of properties for which the tenant has at least one lease in-place.

(2)	Industry sector based upon the North American Industry Classification System.

(3)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of December 31, 2017, multiplied by 12.

Page | 21

LEASING ACTIVITY (continued)
The following series of tables details leasing activity during the four quarters ended December 31, 2017:

Quarter	Number of Leases Signed	Gross Leasable Area ("GLA") Signed	Weighted Average Rent Per Sq. Ft.	Weighted Average Growth / Straight Line Rent	Weighted Average Lease Term (mos)	Tenant Improvements & Incentives Per Sq. Ft.	Average Free Rent (mos)
Office Comparable (1)
Q4 2017	13	55,434	$39.09	39.5%	56	$19.20	1.9
Q3 2017	14	129,151	23.02	22.8%	103	28.09	4.1
Q2 2017 (2)	15	95,858	47.49	110.5%	136	111.25	4.7
Q1 2017	8	24,088	23.53	40.8%	52	23.84	3.3
Total - twelve months	50	304,531	$37.09	66.0%	108	$68.55	3.9
Retail Comparable (1)
Q4 2017	10	47,571	$22.97	24.2%	76	$0.37	0.6
Q3 2017	17	112,791	30.81	19.3%	72	9.32	—
Q2 2017	15	72,487	25.91	12.7%	133	29.96	0.1
Q1 2017	16	92,674	19.13	13.5%	96	0.85	—
Total - twelve months	58	325,523	$25.34	16.7%	100	$13.10	0.1
Industrial Comparable (1)
Q4 2017	—	—	$—	—%	—	$—	—
Q3 2017	—	—	—	—%	—	—	—
Q2 2017	—	—	—	—%	—	—	—
Q1 2017	2	156,896	3.06	13.6%	30	0.35	1.7
Total - twelve months	2	156,896	$3.06	13.6%	30	$0.35	1.7
Total Comparable Leasing (1)
Q4 2017	23	103,005	$33.88	28.7%	60	$15.01	1.6
Q3 2017	31	241,942	26.64	18.5%	91	20.90	2.5
Q2 2017	30	168,345	41.30	54.8%	135	89.17	3.4
Q1 2017	26	273,658	10.30	16.9%	54	2.59	1.3
Total - twelve months	110	786,950	$30.00	32.5%	101	$48.01	2.6
Total Leasing
Q4 2017	37	218,358	$28.67		68	$16.78	2.2
Q3 2017	53	442,748	28.67		102	53.54	3.7
Q2 2017	41	216,786	40.23		133	85.14	3.2
Q1 2017	38	358,544	10.15		54	54.82	1.4
Total - twelve months	169	1,236,436	$29.11		102	$59.16	3.0

(1)
Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

(2)
In Q2 2017, we signed a 53,000 square foot lease with WeWork LLC ("WeWork") at an office property in San Francisco, CA. Excluding WeWork, our weighted average growth for comparable office leases for the three months ended June 30, 2017 and for the trailing twelve months ended December 31, 2017 was 29.5% and 30.3%, respectively. Excluding WeWork, our weighted average growth for total comparable leases for the three months ended June 30, 2017 and for the year ended December 31, 2017 was 14.6% and 18.6%, respectively.

Page | 22

INVESTMENT ACTIVITY
The following tables describe changes in our portfolio from December 31, 2015 through December 31, 2017:

		Square Feet
(square feet in thousands)	Number of Properties	Total	Office	Retail	Industrial
Properties owned as of
December 31, 2015	60	10,133	4,461	3,763	1,909
2016 Acquisitions	1	82	—	82	—
2016 Dispositions	(7)	(1,236)	(1,058)	(52)	(126)
Building remeasurement and other (1)	1	(8)	(3)	(4)	(1)
December 31, 2016	55	8,971	3,400	3,789	1,782
2017 Acquisitions	2	344	—	—	344
2017 Dispositions	(10)	(1,797)	(155)	(587)	(1,055)
Building remeasurement and other (1)	1	42	29	13	—
December 31, 2017	48	7,560	3,274	3,215	1,071

(1)
Building remeasurements reflect changes in gross leasable area due to renovations or expansions of existing properties. In the fourth quarter of 2016, we sold one building of a multi-building grocery-anchored retail property, and continue to own the remaining buildings. In the third quarter of 2017, we sold one building from a three-building industrial property. The remaining two buildings were disposed of during the fourth quarter of 2017. Additionally, in the fourth quarter of 2017, we sold a retail outparcel that was part of a multi-building office property, and continue to own the remaining buildings.

($ and square feet in thousands)	Segment	Market	Acquisition Date	Number of Properties	Contract Purchase Price	Square Feet
2017 Acquisitions:
Vasco Road	Industrial	East Bay	7/21/2017	1	$16,248	96
Northgate	Industrial	Las Vegas	7/26/2017	1	24,500	248
Total 2017 Acquisitions				2	$40,748	344
2016 Acquisitions:
Suniland	Retail	South Florida	5/27/2016	1	$66,500	82

Page | 23

INVESTMENT ACTIVITY (continued)

($ and square feet in thousands)	Segment	Market	Disposition Date	Number of Properties	Contract Sales Price	Square Feet
2017 Dispositions:
Hanover	Retail	Greater Boston	5/31/2017	1	$4,500	51
Riverport Industrial Portfolio (1)	Industrial	Louisville	6/9/2017	3	26,800	609
Shiloh Road - Building 620 (2)	Industrial	Dallas	7/21/2017	—	7,661	128
Jay Street	Office	Silicon Valley	10/17/2017	1	44,900	143
Centerton Square	Retail	Philadelphia	10/25/2017	1	129,630	426
Cohasset	Retail	Greater Boston	12/7/2017	1	13,050	50
Harwich	Retail	Greater Boston	12/15/2017	1	17,000	59
Venture Corporate Center Outparcel (3)	Retail	South Florida	12/15/2017	1	5,972	13
Shiloh Road - Buildings 600 and 640 (2)	Industrial	Dallas	12/18/2017	1	19,575	318
Total 2017 Dispositions				10	$269,088	1,797
2016 Dispositions:
Colshire Drive	Office	Washington, DC	2/18/2016	1	$158,400	574
40 Boulevard	Office	Chicago	3/1/2016	1	9,850	107
Washington Commons	Office	Chicago	3/1/2016	1	18,000	199
Rockland 360-372 Market	Retail	Greater Boston	8/5/2016	1	3,625	39
6900 Riverport	Industrial	Louisville	9/2/2016	1	5,400	126
Sunset Hills	Office	Washington, DC	9/30/2016	1	18,600	178
Holbrook CVS Parcel (4)	Retail	Greater Boston	11/18/2016	1	6,200	13
Total 2016 Dispositions				7	$220,075	1,236

(1)	Riverport Industrial Portfolio included three properties.

(2)
Shiloh Road - Building 620 was one building of a three-building industrial property ("Shiloh Road"). The remaining two buildings of the Shiloh Road industrial property were disposed of during the fourth quarter of 2017.

(3)	The retail outparcel was part of a multi-building office property and we continue to own the remaining buildings.

(4)	We sold CVS Holbrook, one building of a multi-building grocery-anchored retail property, and continue to own the remaining buildings.

Page | 24

DEFINITIONS
This section contains an explanation of certain non-GAAP financial measures we provide in other sections of this document, as well as the reasons why management believes these measures provide useful information to investors about the Company’s financial condition or results of operations. Additional detail can be found in the Portfolio’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time.
2017 Annual Report on Form 10-K
We refer to our Annual Report on Form 10-K for the period ended December 31, 2017, filed with the Securities and Exchange Commission on March 7, 2018, as our “2017 Annual Report on Form 10-K.”
Annualized Base Rent
Annualized base rent represents the annualized monthly base rent of leases executed as of December 31, 2017.
Comparable leases
Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.
Fair Value
As determined in accordance with our valuation procedures, filed as Exhibit 4.4 to our 2017 Annual Report on Form 10-K. For a description of key assumptions used in calculating the value of our real properties as of December 31, 2017, refer to “Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" in Part II, Item 5 of our 2017 Annual Report on Form 10-K.
FFO
We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expense. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that consists of net income (loss), calculated in accordance with GAAP, plus real estate-related depreciation and amortization and impairment of depreciable real estate, less gains (or losses) from dispositions of real estate held for investment purposes.
FFO is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO as, nor should it be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of liquidity or our ability to fund our short or long-term cash requirements, including distributions to stockholders. Management uses FFO, in addition to net income (loss) computed under GAAP and cash flows from operating activities computed under GAAP, to evaluate our consolidated operating performance and as a guide to making decisions about future investments. Our FFO calculation does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We caution investors against using FFO to determine a price to earnings ratio or yield relative to our NAV. We believe that net income (loss) computed under GAAP remains the primary measure of performance and that FFO is only meaningful when used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and operating performance.
Further, FFO is not comparable to the performance measure established by the Investment Program Association (the “IPA”), referred to as “modified funds from operations,” or “MFFO,” as MFFO makes further adjustments including certain mark-to-market items and adjustments for the effects of straight-line rent. As such, FFO may not be comparable to the MFFO of non-listed REITs that disclose MFFO in accordance with the IPA standard.

Page | 25

DEFINITIONS (continued)
Gross Investment Amount
The allocated gross basis of real property and debt-related investments, after certain adjustments. Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities, (ii) excludes accumulated depreciation and amortization, and (iii) includes the impact of impairments. Amounts reported for debt-related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss.
Leverage
Leverage is calculated by dividing the total principal outstanding under our total borrowings by the fair value of our real property and debt investments.
NOI and NOI—Cash Basis
We also use NOI as a supplemental financial performance measure because NOI reflects the specific operating performance of our real properties and excludes certain items that are not considered to be controllable in connection with the management of each property, such as other-than-temporary impairment, losses related to provisions for losses on debt-related investments, gains or losses on derivatives, acquisition-related expenses, gains or losses on extinguishment of debt and financing commitments, interest income, depreciation and amortization, general and administrative expenses, advisory fees, interest expense and noncontrolling interests. However, NOI should not be viewed as an alternative measure of our operating financial performance as a whole, since it does exclude such items that could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. “NOI - Cash Basis” is NOI after eliminating the effects of straight-lining of rent and the impact of above- and below-market lease amortization and other non-cash amortization adjustments to rental revenue.
Non-Recurring Capital Expenditures
We classify capital expenditures that significantly increase a property’s ability to generate additional revenues relative to our initial underwriting as non-recurring capital expenditures. Examples of such capital expenditures may include property expansions, renovations or other significant strategic upgrades. Conversely, we classify capital expenditures incurred to maintain a property’s ability to generate expected revenues as “recurring.” In addition, we also classify the following capital expenditures as non-recurring:

•
First Generation Leasing Costs: We classify capital expenditures incurred to lease spaces for which we have either (i) never had a tenant or (ii) we expected a vacancy of the leasable space within two years of acquisition as non-recurring capital expenditures.

•
Value-Add Acquisitions: We define a Value-Add Acquisition as a property that we acquire with one or more of the following characteristics: (i) existing vacancy equal to or in excess of 20%, (ii) short-term lease roll-over, typically during the first two years of ownership, that results in vacancy in excess of 20% when combined with the existing vacancy at the time of acquisition or (iii) significant capital improvement requirements in excess of 20% of the purchase price within the first two years of ownership. We classify any capital expenditures in Value-Add Acquisitions as non-recurring until the property reaches the earlier of (i) stabilization, which we define as 90% leased or (ii) five years after the date we acquire the property.

•
Other Acquisitions: For property acquisitions that do not meet the criteria to qualify as Value-Add Acquisitions, we classify all anticipated capital expenditures within the first year of ownership as non-recurring.

Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as “Same Store Properties.” “Same Store Properties” therefore exclude properties placed in-service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as “in-service” for that property to be included in “Same Store Properties.” For the purposes of this supplement, our “Same Store Properties” include properties classified as held for sale in our annual financial statements at the end of the most recently completed period.
Valuation Procedures
We refer to our Valuation Procedures filed as Exhibit 4.4 to our 2017 Annual Report on Form 10-K as our “Valuation Procedures.”

Page | 26